Exhibit 23.0

Consent of Whittlesey & Hadley, P.C.

Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-124840 and No. 333-119499 on Form S-8 of Naugatuck Valley Financial Corporation of our report, dated March 20, 2009 appearing in this annual report on Form 10-K of Naugatuck Valley Financial Corporation for the year ended December 31, 2008.

/s/ WHITTLESEY & HADLEY, P.C.

WHITTLESEY & HADLEY, P.C.
Hartford, Connecticut
March 31, 2009